NEWS RELEASE

FORWARD AIR CORPORATION REPORTS THIRD QUARTER 2025 RESULTS
Omni Segment Reports Strongest Results Since the Acquisition

Continued Stable to Improving Margins at the Expedited Freight Segment

Strong Cash From Operations Contributing to Liquidity in Excess of $400 million

DALLAS – (BUSINESS WIRE) – November 5, 2025 – Forward Air Corporation (NASDAQ:FWRD) (the “Company”, “we”, “our”, or “us”) today reported financial results for the three months ended September 30, 2025, as presented in the tables below.

“I am pleased with Forward Air’s performance, delivering another consecutive quarter of solid results, which we achieved in the face of an extended freight recession,” said Shawn Stewart, Chief Executive Officer. “In the third quarter, we reported operating income of $15 million and Consolidated EBITDA of $78 million. Optimizing our cost structure to operate more efficiently remains a top priority and in the third quarter, we implemented additional cost reduction initiatives that primarily included rightsizing our business in alignment with current freight demand and our ongoing transformation strategy.

“The solid results for the quarter were led by the Omni segment, which posted its highest revenue and reported EBITDA, excluding the impact of goodwill, since the acquisition. An increase in demand for its diversified service offerings were the primary drivers in a $5 million increase in this segment’s revenue to $340 million when compared to a year ago. Reported EBITDA also increased by $6 million to $33 million over this period.

“The Expedited Freight segment’s reported EBITDA margin of 11.5 percent is the second highest since the fourth quarter of 2023. We are also executing our transformation strategy with rigor and discipline and achieved a milestone in the quarter - integrating our U.S. and Canadian businesses operations to operate under a regional reporting structure, which lays the groundwork for the creation of One Ground Network. This consists of integrating key service lines such as linehaul, pickup and delivery, brokerage and expedited services into a single, streamlined structure that is more cohesive, agile and customer centric. We expect this to be a seamless and reliable experience for our customers with the goal of further enhancing our award-winning service,” concluded Stewart.

Jamie Pierson, Chief Financial Officer added, “We reported consolidated revenue of $632 million in the third quarter compared to $656 million a year ago. Income from operations was $15 million compared to $23 million in the same period a year ago.

“For the third quarter, Consolidated EBITDA, a non-GAAP measure calculated pursuant to our Term Loan Credit Agreement, was $78 million compared to $86 million for the same period last year. Correspondingly, the last twelve months Consolidated EBITDA as of September 30, 2025, was $299 million.

“Liquidity at the end of the third quarter was $413 million compared to $368 million at the end of the second quarter. Through the first three quarters of the year, cash provided by operations totaled $67 million, which is a $113 million improvement compared to the $46 million used by operations in the same period last year.” concluded Pierson.

	Three Months Ended
(in thousands, except per share data)	September 30, 2025	September 30, 2024	Change	Percent Change
Operating revenue	$631,763	$655,937	$(24,174)	(3.7)%
Income (loss) from continuing operations	$15,007	$22,697	$(7,690)	(33.9)%
Operating margin	2.4%	3.5%	-110 bps
Loss from continuing operations	$(23,757)	$(34,198)	$10,441	30.5%
Net loss from continuing operations per diluted share	$(0.52)	$(2.62)	$2.10	80.2%
Cash provided by operating activities	$52,714	$51,154	$1,560	3.0%

Non-GAAP Financial Measures: [1]
Consolidated EBITDA	$77,676	$86,092	$(8,416)	(9.8)%
Free cash flow	$48,893	$41,827	$7,066	16.9%

[1] Reconciliation of these non-GAAP financial measures are provided below the financial tables.

Review of Financial Results

Forward will hold a conference call to discuss third quarter 2025 results on Wednesday, November 5, 2025 at 4:30 p.m. ET. The Company’s conference call will be available online on the Investor Relations portion of the Company’s website at ir.forwardaircorp.com, or by dialing (800) 267-6316, Access Code: FWRDQ325.

A replay of the conference call will be available on the Investor Relations portion of the Company’s website at ir.forwardaircorp.com, which we use as a primary mechanism to communicate with our investors. Investors are urged to monitor the Investor Relations portion of the Company’s website to easily find or navigate to current and pertinent information about us.

About Forward Air Corporation

Forward is a leading asset-light provider of transportation services across the United States, Canada and Mexico. We provide expedited less-than-truckload services, including local pick-up and delivery, shipment consolidation/deconsolidation, warehousing, and customs brokerage by utilizing a comprehensive national network of terminals. In addition, we offer truckload brokerage services, including dedicated fleet services, and intermodal, first- and last-mile, high-value drayage services, both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services. Forward also operates a full portfolio of multimodal solutions, both domestically and internationally, via Omni Logistics. Omni Logistics is a global provider of air, ocean and ground services for mission-critical freight. We are more than a transportation company. Forward is a single resource for your shipping needs. For more information, visit our website at www.forwardaircorp.com.

Forward Air Corporation
Condensed Consolidated Statements of Comprehensive (Loss) Income
(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Operating revenues:
Expedited Freight	$258,554	$284,707	$765,631	$849,284
Omni Logistics	339,584	334,538	991,370	871,232
Intermodal	58,332	57,412	179,970	173,003
Eliminations	(24,707)	(20,720)	(73,083)	(52,103)
Operating revenues	631,763	655,937	1,863,888	1,841,416
Operating expenses:
Purchased transportation	316,390	332,469	923,952	931,072
Salaries, wages and employee benefits	131,909	133,516	419,314	406,382
Operating leases	52,150	48,810	150,448	133,871
Depreciation and amortization	37,748	25,893	111,914	106,321
Insurance and claims	12,719	17,382	43,261	44,961
Fuel expense	5,029	4,855	15,956	15,960
Other operating expenses	60,811	55,564	159,751	234,175
Impairment of goodwill	—	14,751	—	1,107,465
Total operating expenses	616,756	633,240	1,824,596	2,980,207
Income (loss) from continuing operations:
Expedited Freight	19,445	19,269	54,574	60,713
Omni Logistics	9,749	1,136	20,310	(1,133,323)
Intermodal	4,102	4,091	14,059	12,994
Other Operations	(18,289)	(1,799)	(49,651)	(79,175)
Income from continuing operations	15,007	22,697	39,292	(1,138,791)
Other expense:
Interest expense, net	(44,775)	(52,770)	(135,648)	(140,788)
Foreign exchange loss	(539)	(2,812)	(6,114)	(1,912)
Other income (expense), net	6,935	(11)	383	38
Total other expense	(38,379)	(55,593)	(141,379)	(142,662)
Loss from continuing operations before income taxes	(23,372)	(32,896)	(102,087)	(1,281,453)
Income tax (benefit) expense	385	1,302	3,225	(191,990)
Loss from continuing operations	(23,757)	(34,198)	(105,312)	(1,089,463)
Loss from discontinued operations, net of tax	—	(1,137)	—	(6,013)
Net loss	(23,757)	(35,335)	$(105,312)	$(1,095,476)
Net income (loss) attributable to noncontrolling interest	(7,507)	38,073	(25,842)	(314,923)
Net loss attributable to Forward Air	$(16,250)	$(73,408)	$(79,470)	$(780,553)
Basic and diluted loss per share attributable to Forward Air:
Continuing operations	$(0.52)	$(2.62)	$(2.60)	$(28.73)
Discontinued operation	—	(0.04)	—	(0.22)
Net loss per basic and diluted share	$(0.52)	$(2.66)	$(2.60)	$(28.95)
Net loss	$(23,757)	$(35,335)	$(105,312)	$(1,095,476)
Other comprehensive loss:
Foreign currency translation adjustments	30	176	4,856	(824)
Comprehensive loss	$(23,727)	$(35,159)	$(100,456)	$(1,096,300)
Comprehensive income (loss) attributable to noncontrolling interest	$(7,507)	$38,073	$(25,842)	$(314,923)
Comprehensive loss attributable to Forward Air	$(16,220)	$(73,232)	$(74,614)	$(781,377)

Expedited Freight Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2025	Percent of Revenue	September 30, 2024	Percent of Revenue	Change	Percent Change
Operating revenue:
Network[1]	$194,035	75.0%	$217,289	76.3%	$(23,254)	(10.7)%
Truckload	42,401	16.4	43,635	15.3	(1,234)	(2.8)
Other	22,118	8.6	23,783	8.4	(1,665)	(7.0)
Total operating revenue	258,554	100.0	284,707	100.0	(26,153)	(9.2)

Operating expenses:
Purchased transportation	125,265	48.4	140,035	49.2	(14,770)	(10.5)
Salaries, wages and employee benefits	54,403	21.0	59,426	20.9	(5,023)	(8.5)
Operating leases	15,797	6.1	15,556	5.5	241	1.5
Depreciation and amortization	10,160	3.9	10,481	3.7	(321)	(3.1)
Insurance and claims	10,415	4.0	11,672	4.1	(1,257)	(10.8)
Fuel expense	2,155	0.8	2,113	0.7	42	2.0
Other operating expenses	20,914	8.3	26,155	9.1	(5,241)	(20.0)
Total operating expenses	239,109	92.5	265,438	93.2	(26,329)	(9.9)
Income from operations	$19,445	7.5%	$19,269	6.8%	$176	0.9%

[1] Network revenue is comprised of all revenue, including linehaul, pickup and/or delivery, and fuel surcharge revenue, excluding accessorial and Truckload revenue.

Expedited Freight Operating Statistics

	Three Months Ended
	September 30, 2025	September 30, 2024	Percent Change

Business days	64	64	—%

Tonnage[1,2]
Total pounds	612,449	713,213	(14.1)
Pounds per day	9,570	11,144	(14.1)

Shipments[1,2]
Total shipments	729	831	(12.3)
Shipments per day	11.4	13.0	(12.3)

Weight per shipment	841	858	(2.0)

Revenue per hundredweight[3]	$31.70	$30.47	4.0
Revenue per hundredweight, ex fuel[3]	$24.98	$24.09	3.7

Revenue per shipment[3]	$266.48	$261.55	1.9
Revenue per shipment, ex fuel[3]	$209.99	$206.73	1.6

1 In thousands
[2] Excludes accessorial and Truckload products
[3] Includes intercompany revenue between the Network and Truckload revenue streams

Omni Logistics Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2025	Percent of Revenue	September 30, 2024	Percent of Revenue	Change	Percent Change
Operating revenue	$339,584	100.0%	334,538	100.0%	5,046	1.5%

Operating expenses:
Purchased transportation	196,312	57.8	194,853	58.2	1,459	0.7
Salaries, wages and employee benefits	58,373	17.2	55,151	16.5	3,222	5.8
Operating leases	29,979	8.8	27,586	8.2	2,393	8.7
Depreciation and amortization	22,832	6.7	10,830	3.2	12,002	110.8
Insurance and claims	(59)	—	3,488	1.0	(3,547)	(101.7)
Fuel expense	874	0.3	800	0.2	74	9.3
Other operating expenses	21,524	6.3	25,943	7.8	(4,419)	(17.0)
Impairment of goodwill	—	—	14,751	4.4	(14,751)	(100.0)
Total operating expenses	329,835	97.1	333,402	99.7	(3,567)	(1.1)
Income (loss) from operations	9,749	2.9%	1,136	0.3%	8,613	758.2%

Intermodal Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	September 30, 2025	Percent of Revenue	September 30, 2024	Percent of Revenue	Change	Percent Change
Operating revenue	$58,332	100.0%	$57,412	100.0%	$920	1.6%

Operating expenses:
Purchased transportation	19,331	33.1	18,300	31.9	1,031	5.6
Salaries, wages and employee benefits	14,198	24.3	14,506	25.3	(308)	(2.1)
Operating leases	6,288	10.8	5,668	9.9	620	10.9
Depreciation and amortization	4,382	7.5	4,582	8.0	(200)	(4.4)
Insurance and claims	2,900	5.0	2,528	4.4	372	14.7
Fuel expense	1,999	3.4	1,942	3.4	57	2.9
Other operating expenses	5,132	8.9	5,795	10.0	(663)	(11.4)
Total operating expenses	54,230	93.0	53,321	92.9	909	1.7
Income from operations	$4,102	7.0%	$4,091	7.1%	$11	0.3%

Intermodal Operating Statistics

	Three Months Ended
	September 30, 2025	September 30, 2024	Percent Change
Drayage shipments	60,976	62,616	(2.6)%
Drayage revenue per shipment	$864	$824	4.9%

Forward Air Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$140,354	$104,903
Restricted cash and restricted cash equivalents	—	363
Accounts receivable, net	341,414	322,291
Prepaid expenses	30,830	29,053
Other current assets	39,890	15,890
Total current assets	552,488	472,500

Property and equipment, net of accumulated depreciation and amortization of $317,420 in 2025 and $292,855 in 2024	309,830	326,188
Operating lease right-of-use assets	411,562	410,084
Goodwill	522,712	522,712
Other acquired intangibles, net of accumulated amortization of $282,266 in 2025 and $212,905 in 2024	929,894	999,216
Other long term assets	67,712	71,941
Total assets	$2,794,198	$2,802,641

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$124,835	$105,692
Accrued expenses	146,785	119,836
Other current liabilities	70,492	45,148
Current portion of debt and finance lease obligations	16,511	16,930
Current portion of operating lease liabilities	101,418	96,440
Total current liabilities	460,041	384,046

Finance lease obligations, less current portion	26,087	30,858
Long-term debt, less current portion	1,684,319	1,675,930
Liabilities under tax receivable agreement	14,131	13,295
Operating lease liabilities, less current portion	327,938	325,640
Other long-term liabilities	48,396	48,835
Deferred income taxes	37,444	38,169

Shareholders' equity:
Preferred stock	—	—
Common stock	312	298
Additional paid-in capital	556,101	542,392
Accumulated deficit	(418,753)	(338,230)
Accumulated other comprehensive (loss) income	2,124	(2,732)
Total Forward Air shareholders' equity	139,784	201,728
Noncontrolling interest	56,058	84,140
Total shareholders' equity	195,842	285,868
Total liabilities and shareholders' equity	$2,794,198	$2,802,641

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended
	September 30, 2025	September 30, 2024
Operating activities:
Net loss from continuing operations	$(23,757)	$(34,198)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	37,748	25,893
Impairment of goodwill	—	14,751
Share-based compensation expense	3,380	2,901
Provision for revenue adjustments	682	602
Deferred income tax (benefit) expense	4,202	(33,552)
Other	(3,461)	(2,173)
Changes in operating assets and liabilities, net of effects from the purchase of acquired businesses:
Accounts receivable	1,054	8,215
Other receivables	(582)	628
Other current and noncurrent assets	(5,337)	38,422
Accounts payable and accrued expenses	38,785	29,665
Net cash provided by (used in) operating activities of continuing operations	52,714	51,154

Investing activities:
Proceeds from sale of property and equipment	294	1,087
Purchases of property and equipment	(4,115)	(10,414)
Other	(31)	(145)
Net cash used in investing activities of continuing operations	(3,852)	(9,472)

Financing activities:
Repayments of finance lease obligations	(3,610)	(6,212)
Proceeds from common stock issued under employee stock purchase plan	—	(14)
Payment of minimum tax withholdings on share-based awards	(52)	(211)
Net cash used in financing activities of continuing operations	(3,662)	(6,437)
Effect of exchange rate changes on cash	(153)	(607)
Net increase (decrease) in cash and cash equivalents and restricted cash and restricted cash equivalents from continuing operations	45,047	(34,638)

Cash from discontinued operation:
Net cash used in operating activities of discontinued operations	—	(1,137)
Net increase (decrease) in cash and cash equivalents, and restricted cash and restricted cash equivalents	45,047	33,501
Cash and cash equivalents, and restricted cash and restricted cash equivalents at beginning of period	95,307	104,655
Cash and cash equivalents, and restricted cash and restricted cash equivalents at end of period	$140,354	$138,156

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Nine Months Ended
	September 30, 2025	September 30, 2024
Operating activities:
Net loss from continuing operations	$(105,312)	$(1,089,463)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	111,914	106,321
Impairment of goodwill	—	1,107,465
Share-based compensation expense	11,049	8,088
Provision for revenue adjustments	2,319	2,761
Deferred income tax benefit	(523)	(197,156)
Other	11,011	4,296
Changes in operating assets and liabilities, net of effects from the purchase of acquired businesses:
Accounts receivable	(15,891)	(34,050)
Other receivables	(273)	6,159
Other current and noncurrent assets	4,382	(18,215)
Accounts payable and accrued expenses	48,436	58,024
Net cash provided by (used in) operating activities of continuing operations	67,112	(45,770)

Investing activities:
Proceeds from sale of property and equipment	1,789	2,493
Purchases of property and equipment	(20,765)	(29,810)
Purchase of a business, net of cash acquired	—	(1,565,242)
Other	—	(319)
Net cash used in investing activities of continuing operations	(18,976)	(1,592,878)

Financing activities:
Repayments of finance lease obligations	(12,986)	(15,339)
Proceeds from credit facility	85,000	—
Payments on credit facility	(85,000)	(80,000)
Payment of debt issuance costs	—	(60,591)
Payment of earn-out liability	—	(12,247)
Proceeds from common stock issued under employee stock purchase plan	434	355
Payment of minimum tax withholdings on share-based awards	(1,053)	(1,572)
Net cash used in financing activities of continuing operations	(13,605)	(169,394)
Effect of exchange rate changes on cash	557	138
Net increase (decrease) in cash and cash equivalents and restricted cash and restricted cash equivalents from continuing operations	35,088	(1,807,904)

Cash from discontinued operation:
Net cash used in operating activities of discontinued operations	—	(6,013)
Net increase (decrease) in cash and cash equivalents, and restricted cash and restricted cash equivalents	35,088	(1,813,917)
Cash and cash equivalents, and restricted cash and restricted cash equivalents at beginning of period	105,266	1,952,073
Cash and cash equivalents, and restricted cash and restricted cash equivalents at end of period	$140,354	$138,156

Forward Air Corporation Reconciliation of Non-GAAP Financial Measures

In this press release, the Company includes financial measures that are derived on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (GAAP). The Company believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions as well as evaluating the Company’s performance.

For the three and nine months ended September 30, 2025 and 2024, this press release contains the following non-GAAP financial measures: earnings before interest, taxes, depreciation and amortization (“EBITDA”), and free cash flow.

All non-GAAP financial measures are presented on a continuing operations basis.

The Company believes that EBITDA improves comparability from period to period by removing the impact of its capital structure (interest and financing expenses), asset base (depreciation and amortization) and tax impacts. The Company believes that free cash flow is an important measure of its ability to repay maturing debt or fund other uses of capital that it believes will enhance shareholder value.

The Company is also providing Consolidated EBITDA calculated in accordance with our credit agreement as we believe it provides investors with important information regarding our financial condition and compliance with our obligations under our credit agreement.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative to or substitute for, the Company’s financial results prepared in accordance with GAAP. The Company has included, for the periods indicated, a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Investors and other readers are encouraged to review the related U.S. GAAP financial measures and the reconciliations of the non-GAAP measures to their most directly comparable U.S. GAAP measures set forth below.

With respect to the 2025 Consolidated EBITDA guidance, please note that the Company is not providing a quantitative reconciliation of Consolidated EBITDA to Net Income because it is not available without unreasonable efforts. The Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation, or to quantify the probable significance of these items. The adjustments required for any such reconciliation of the Company’s forward-looking non-GAAP financial measures cannot be accurately forecast by the Company, and therefore the reconciliation has been omitted.

The following is a reconciliation of net income to Consolidated EBITDA for the three and nine months ended September 30, 2025 and 2024 (in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Loss from continuing operations	$(23,757)	$(34,198)	$(105,312)	$(1,089,463)
Interest expense	44,775	52,770	135,648	140,788
Income tax (benefit) expense	385	1,302	3,225	(191,990)
Depreciation and amortization	37,748	25,893	111,914	106,321
Reported EBITDA	59,151	45,767	145,475	(1,034,344)
Impairment of Goodwill	—	14,751	—	1,107,465
Transaction and integration costs	5,814	(549)	25,727	71,393
Severance costs	2,769	2,829	5,173	14,414
Change in the TRA Liability	(6,027)	—	836	—
Optimization project costs	1,010	—	2,732	—
Proforma synergies	—	4,632	—	20,886
Proforma savings	2,713	5,800	8,717	27,574
Other	12,246	12,862	37,791	31,063
Consolidated EBITDA	$77,676	$86,092	$226,451	$238,451

The following is a reconciliation of net cash provided by operating activities to free cash flow for the three and nine months ended September 30, 2025 and 2024 (in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net cash provided by operating activities	$52,714	$51,154	$67,112	$(45,770)
Proceeds from sale of property and equipment	294	1,087	1,789	2,493
Purchases of property and equipment	(4,115)	(10,414)	(20,765)	(29,810)
Free cash flow	$48,893	$41,827	$48,136	$(73,087)

Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this press release relate to expectations regarding the Company’s long-term growth; ability to achieve and accelerate synergy capture and eliminate costs from our structure; expectations regarding the Company’s expedited freight business; ability to achieve the intended benefits of the acquisition of Omni Logistics, including any revenue and cost synergies; the Company’s expectations regarding the Company’s financial performance, including Consolidated EBITDA, and the impact it may have on the business and results of operations; the Company’s beliefs regarding the key drivers of sustainable growth and long-term profitability and expectations regarding the Company's revenue growth strategies, including with respect to operational efficiency and cost control.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as tariffs, recessions, inflation, higher interest rates and downturns in customer business cycles, the Company's ability to achieve the expected strategic, financial and other benefits of the acquisition of Omni Logistics, including the realization of expected synergies and the achievement of deleveraging targets within the expected timeframes or at all, the risk that the businesses will not be integrated successfully or that integration may be more difficult, time-consuming or costly than expected, the risk that operating costs, customer loss, management and employee retention and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) as a result of the acquisition of Omni Logistics may be greater than expected, continued weakening of the freight environment, future debt and financing levels, our ability to deleverage, including, without limitation, through capital allocation or divestitures of non-core businesses, our ability to secure terminal facilities in desirable locations at reasonable rates, more limited liquidity than expected which limits our ability to make key investments, the creditworthiness of our customers and their ability to pay for services rendered, our inability to maintain our historical growth rate because of a decreased volume of freight or decreased average revenue per pound of freight moving through our network, the availability and compensation of qualified Leased Capacity Providers and freight handlers as well as contracted, third-party carriers needed to serve our customers’ transportation needs, our inability to manage our information systems and inability of our information systems to handle an increased volume of freight moving through our network, the occurrence of cybersecurity risks and events, market acceptance of our service offerings, claims for property damage, personal injuries or workers’ compensation, enforcement of and changes in governmental regulations, environmental, tax, insurance and accounting matters, the handling of hazardous materials, changes in fuel prices, loss of a major customer, increasing competition, and pricing pressure, our dependence on our senior management team and the potential effects of changes in employee status, seasonal trends, the occurrence of certain weather events, restrictions in our charter and bylaws and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2024, and as may be identified in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

We caution readers that any forward-looking statement made by us in this press release is based only on information currently available to us and they should not place undue reliance on these forward-looking statements, which reflect management's opinion as of the date on which it is made. We undertake no obligation to publicly update any forward- looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise unless required by law.

Contact:

Investors:
Tony Carreño
investorrelations@forwardair.com

Media:
Hannah Weeg
HWeeg@forwardair.com